UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2011

GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 California Street Suite 600

San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 31, 2011, our subsidiary, Madisonville Midstream LLC (“Madisonville”) entered into an Amendment to the April 1, 2011, Equipment Purchase and Sale Agreement (“Amended PSA”) with Peregrine Midstream Partners LLC (“Peregrine”)  for the sale of certain idle and non-income producing gas treatment plant equipment from our Madisonville Project located in Madison County, Texas.  Under the Amended PSA, the Purchase Price of the equipment has been increased from $8,750,000 to $9,300,000, and the closing of the transaction is no longer subject to regulatory approval.  A deposit of $150,000 of the Purchase Price was paid by Peregrine on April 1, 2011, an additional deposit of $150,000 was paid by Peregrine on May 31, 2011, and additional deposits will be paid by Peregrine monthly until closing, which shall take place on or before September 29, 2011.  The deposits are non-refundable (except for a material breach of the Amended PSA by Madisonville), though they will be credited against the Purchase Price upon closing.

Under the Amended PSA, in the event that closing occurs on or before July 31, 2011, the Purchase Price shall be reduced from $9,300,000 to $9,100,000 and further, in the event the closing occurs on or before August 30, 2011, the Purchase Price shall be reduced to $9,200,000.  The closing cannot be any later than September 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: June 6, 2011	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman